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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF RYDER SCOTT COMPANY]



                 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We consent to the use of the name of this firm and of certain information contained in our reserve report dated December 31, 1996, prepared for Mariner Energy, Inc. ("Mariner"), in Mariner's Annual Report on Form 10-K for the year ended December 31, 1996.



                                            /s/  RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Houston, Texas
March 26, 1997